Exhibit 10.12
TARGA RESOURCES PARTNERS LP
INDEMNIFICATION AGREEMENT
     THIS AGREEMENT (this “Agreement”) is effective February 14, 2007, between Targa Resources Partners LP, a Delaware limited partnership (the “MLP”), Targa Resources GP LLC, a Delaware limited liability company (the “Company”), and the undersigned director or officer of the Company (“Indemnitee”).
     WHEREAS, the MLP Partnership Agreement (as defined below) provides for indemnification of each director and officer of the Company and the MLP, as well as persons serving in various other capacities, to the maximum extent permitted by law;
     WHEREAS, the Indemnitee is entitled to indemnification pursuant to the MLP Partnership Agreement;
     WHEREAS, the Company LLC Agreement (as defined below) provides indemnification of each director and officer of the Company, as well as persons serving in other capacities, to the maximum extent authorized by law;
     WHEREAS, the Indemnitee is entitled to indemnification pursuant to the Company LLC Agreement;
     WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the MLP and the Company in an effective manner, the MLP and the Company wish to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent permitted by law (whether partial or complete) and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the MLP’s and/or the Company’s directors’ and officers’ liability insurance policies;
     WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the MLP and/or the Company on condition that the Indemnitee be so indemnified;
     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the MLP, the Company and Indemnitee do hereby covenant and agree as follows:
     1. Definitions. As used in this Agreement:
          (a) The term “Proceeding” shall include any threatened, pending or completed action, suit, inquiry or proceeding, whether brought by or in the right of the MLP or the Company or any predecessor, subsidiary or affiliated company or otherwise and whether of a civil, criminal, administrative, arbitrative or investigative nature, in which Indemnitee is or will be involved as a party, as a witness or otherwise, by reason of the fact that Indemnitee is or was a director or officer of the MLP or the Company, by reason of any action taken by him or of any inaction on his part while acting as a director or officer or by reason of the fact that he is or was serving at the request of the MLP or the Company as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement; provided that any such action, suit or proceeding which is brought by Indemnitee against the MLP or the Company or any predecessor, subsidiary or affiliated company or directors or officers of the MLP or the Company or any predecessor, subsidiary or affiliated company, other than an action brought by Indemnitee to enforce his rights under this Agreement, shall not be deemed a Proceeding without prior approval by a majority of the Board of Directors of the Company.
     (b) The term “Expenses” shall include, without limitation, any judgments, fines and penalties against Indemnitee in connection with a Proceeding; amounts paid by Indemnitee in settlement of a Proceeding; and all attorneys’ fees and disbursements, accountants’ fees, private investigation fees and disbursements, retainers, court costs, transcript costs, fees of experts, fees and expenses of witnesses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements, or expenses, reasonably incurred by or for Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in a Proceeding or establishing Indemnitee’s right of entitlement to indemnification for any of the foregoing.
     (c) References to Indemnitee’s being or acting as “a director or officer of the MLP or the Company” or “serving at the request of the MLP or the Company as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise” shall include in each case service to or actions taken while and as a result of being a director, officer, trustee, employee or agent of any predecessor, subsidiary or affiliated company of the MLP or the Company.
     (d) References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the MLP or the Company” shall include any service as a director, officer, employee or agent of the MLP or the Company which imposes duties on, or involves services by, such director, officer, trustee, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.
     (e) The term “substantiating documentation” shall mean copies of bills or invoices for costs incurred by or for Indemnitee, or copies of court or agency orders or decrees or settlement agreements, as the case may be, accompanied by a sworn statement from Indemnitee that such bills, invoices, court or agency orders or decrees or settlement agreements, represent costs or liabilities meeting the definition of “Expenses” herein.
     (f) The terms “he” and “his” have been used for convenience and mean “she” and “her” if Indemnitee is a female.
     (g) The term “MLP Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the MLP, dated as of February 14, 2007, as amended or restated from time to time.

          (h) The term “Company LLC Agreement” means the Limited Liability Company Agreement of the Company, dated as of October 23, 2006, as amended or restated from time to time.
          (i) The term “LLC Statute” means the Delaware Limited Liability Company Act.
          (j) The term “Partnership Statute” means the Delaware Revised Uniform Limited Partnership Act.
          (k) The term “Board of Directors” means the Board of Directors of the Company.
     2. Indemnity of Indemnitee. Each of the MLP and the Company hereby agrees (subject to the provisions of Section 5 below) to hold harmless and indemnify Indemnitee against Expenses to the fullest extent authorized or permitted by law (including the applicable provisions of the Partnership Statute and the LLC Statute). The phrase “to the fullest extent permitted by law” shall include, but not be limited to (a) to the fullest extent permitted by any provision of the Partnership Statute and the LLC Statute that authorizes or permits additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the Partnership Statute and the LLC Statute and (b) to the fullest extent authorized or permitted by any amendments to or replacements of the Partnership Statute and the LLC Statute adopted after the date of this Agreement that increase the extent to which an entity may indemnify its officers and directors. Any amendment, alteration or repeal of the Partnership Statute and the LLC Statute that adversely affects any right of Indemnitee shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
     3. Additional Indemnity. Each of the MLP and the Company hereby further agrees (subject to the provisions of Section 5 below) to hold harmless and indemnify Indemnitee against Expenses incurred by reason of the fact that Indemnitee is or was a director or officer of the MLP or the Company, or is or was serving at the request of the MLP or the Company as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, including, without limitation, any predecessor, subsidiary or affiliated entity of the MLP or the Company, provided that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, order of the court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.
     4. Contribution. If the indemnification provided under Section 2 is unavailable by reason of a court decision, based on grounds other than any of those set forth in Section 5 below,

then, in respect of any Proceeding in which the MLP or the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the MLP and the Company shall contribute to the amount of Expenses actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (a) the relative benefits received by the MLP or the Company on one hand and Indemnitee on the other from the transaction from which such Proceeding arose and (b) the relative fault of the MLP or the Company on the one hand and of Indemnitee on the other in connection with the events that resulted in such Expenses as well as any other relevant equitable considerations. The relative fault of the MLP or the Company on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses. Each of the MLP and the Company agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation that does not take into account of the foregoing equitable considerations.
     5. Exceptions. Any other provision herein to the contrary notwithstanding, the MLP and the Company shall not be obligated pursuant to the terms of this Agreement:
          (a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement;
          (b) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of directors’ and officers’ liability insurance;
          (c) Claims Under Section 16(b). To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute;
          (d) Unlawful Claims. To indemnify Indemnitee to the extent such indemnification is prohibited by applicable law; or
          (e) Unauthorized Settlement. To indemnify Indemnitee with regard to any judicial award if the MLP or the Company was not given a reasonable and timely opportunity, to participate in the defense of such action or to indemnify Indemnitee for any amounts paid in settlement of any Proceeding effected without the MLP’s or the Company’s prior written consent.
     6. Choice of Counsel. If Indemnitee is a director but not an officer of the MLP or the Company, he, together with the other directors who are not officers of the MLP or the Company and are seeking indemnification (the “Outside Directors”), shall be entitled to employ, and be reimbursed for the fees and disbursements of, a single counsel separate from that chosen by Indemnitees who are officers of the MLP or the Company. The principal counsel for Outside Directors (“Principal Counsel”) shall be determined by majority vote of the Outside Directors who are seeking indemnification, and the Principal Counsel for the Indemnitees who are not Outside Directors (“Separate Counsel”) shall be determined by majority vote of such Indemnitees, in each case subject to the consent of the MLP or the Company (not to be unreasonably withheld or delayed). The obligation of the MLP and the Company to reimburse Indemnitee for the fees and disbursements of counsel hereunder shall not extend to the fees and disbursements of any counsel employed by Indemnitee other than Principal Counsel or Separate Counsel, as the case may be, unless Indemnitee has interests that are different from those of the other Indemnitees or defenses available to him that are in addition to or different from those of the other Indemnitees such that Principal Counsel or Separate Counsel, as the case may be, would have an actual or potential conflict of interest in representing Indemnitee.
     7. Advances of Expenses.
     (a) Expenses (other than judgments, penalties, fines and settlements) incurred by Indemnitee shall be paid by the MLP and the Company, in advance of the final disposition of the Proceeding, within three business days after receipt of Indemnitee’s written request accompanied by substantiating documentation and Indemnitee’s written affirmation as described in subsection (c) below. No objections based on or involving the question whether such charges meet the definition of “Expenses,” including any question regarding the reasonableness of such Expenses, shall be grounds for failure to advance to such Indemnitee, or to reimburse such Indemnitee for, the amount claimed within such three business day period, and the undertaking of Indemnitee set forth in this Section 7 to repay any such amount to the extent it is ultimately determined that Indemnitee is not entitled to indemnification shall be deemed to include an undertaking to repay any such amounts determined not to have met such definition.
     (b) Indemnitee hereby undertakes to repay to the MLP and the Company (i) any advances or payment of Expenses made pursuant to this Section 7 and (ii) any judgments, penalties, fines and settlements paid to or on behalf of Indemnitee hereunder, in each case to the extent that it is ultimately determined in a final judgment or other final adjudication of a court of competent jurisdiction that Indemnitee is not entitled to indemnification.
     (c) As a condition to the advancement of such Expenses or the payment of such judgments, penalties, fines and settlements, Indemnitee shall execute an acknowledgment wherein Indemnitee affirms (i) that Indemnitee has met the applicable standard of conduct for indemnification and (ii) that such Expenses or such judgments, penalties, fines and settlements, as the case may be, are delivered pursuant and are subject to the provisions of this Agreement.
     8. Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application. Any indemnification payment under this Agreement, other than pursuant to Section 7 hereof, shall be made no later than 30 days after receipt by the MLP and the Company of the written request of Indemnitee, accompanied by substantiating documentation, unless a determination is made within said 30-day period that Indemnitee has not met the relevant standards for indemnification set forth in Section 3 hereof by (a) the Board of Directors by a majority vote of a quorum consisting of directors who are not or were not parties to such Proceeding, (b) a committee of the Board of Directors designated by majority vote of the Board of Directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, independent legal counsel in a written opinion or (d) the equity owners.
     The right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the MLP and the Company. Neither the failure of the MLP or the Company (including its Board of Directors, any committee thereof, independent legal counsel or its equity owners) to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standards of conduct, nor an actual determination by the MLP and the Company (including its Board of Directors, any committee thereof, independent legal counsel or its equity owners) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
     9. Indemnification Hereunder Not Exclusive. The indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the MLP Partnership Agreement, the Company LLC Agreement, the Partnership Statute, the LLC Statute, any directors and officers insurance maintained by or on behalf of the MLP or the Company, any agreement, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; provided, however, that this Agreement supersedes all prior written indemnification agreements between the MLP or the Company (or any predecessor thereof) and Indemnitee with respect to the subject matter hereof. However, Indemnitee shall reimburse the MLP and the Company for amounts paid to Indemnitee pursuant to such other rights to the extent such payments duplicate any payments received pursuant to this Agreement.
     10. Continuation of Indemnity. All agreements and obligations of the MLP and the Company contained herein shall continue during the period Indemnitee is a director or officer of the MLP or the Company (or is or was serving at the request of the MLP or the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (notwithstanding the fact that Indemnitee has ceased to serve the MLP or the Company).
     11. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the MLP and the Company for a portion of Expenses, but not, however, for the total amount thereof, the MLP and the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

     12. Acknowledgements. Each of the MLP and the Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or to continue to serve as a director or officer of the MLP and/or the Company, and acknowledges that Indemnitee is relying upon this Agreement in agreeing to serve or in continuing to serve as a director or officer of the MLP and/or the Company.
     13. Enforcement. In the event Indemnitee is required to bring any action or other proceeding to enforce rights or to collect moneys due under this Agreement and is successful in such action, the MLP and the Company shall reimburse Indemnitee for all of Indemnitee’s expenses in bringing and pursuing such action.
     14. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. Each section of this Agreement is a separate and independent portion of this Agreement. If the indemnification to which Indemnitee is entitled with respect to any aspect of any claim varies between two or more sections of this Agreement, that section providing the most comprehensive indemnification shall apply.
     15. Liability Insurance. To the extent the MLP or the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available and maintained by the MLP or the Company for any director or officer of the MLP or the Company or any applicable subsidiary or affiliated company.
     16. Miscellaneous.
          (a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of law.
          (b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by any party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
          (c) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

          (d) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) one business day after the date when sent to the recipient by reputable overnight courier service (charges prepaid), or (iii) five business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the addresses indicated on the signature page hereto, or to such other address as any party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section 16(d).
          (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
          (f) Successors and Assigns. This Agreement shall be binding upon the MLP and the Company and their respective successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives and assigns.
          (g) Subrogation. In the event of payment under this Agreement, the MLP and the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the MLP and the Company to effectively bring suit to enforce such rights.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

TARGA RESOURCES PARTNERS LP

By Targa Resources GP LLC,
its general partner

By:	/s/ Rene R. Joyce

Name:	Rene R. Joyce
Title:	Chief Executive Officer

Address: 1000 Louisiana, Suite 4300
Houston, Texas 77002

TARGA RESOURCES GP LLC

By:	/s/ Rene R. Joyce

Name:	Rene R. Joyce
Title:	Chief Executive Officer

Address: 1000 Louisiana, Suite 4300
Houston, Texas 77002

INDEMNITEE:

/s/ Barry R. Pearl

Barry R. Pearl